Exhibit 23.9

79 Wellington St. W., 30th Floor Box 270, TD South Tower Toronto, Ontario M5K 1N2 Canada P. 416.865.0040 | F. 416.865.7380 www.torys.com

March 25, 2025

Bank of Montreal

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada, M5X 1A1

Re: Bank of Montreal – Senior Medium-Term Notes, Series K

Ladies and Gentlemen:

Bank of Montreal, a bank organized under the laws of Canada (the “Bank”), in connection with the Bank’s pre-effective amendment to a Form F-3 registration statement (File No. 333-285508) (the “Pre-Effective Amendment No. 1”). The Pre-Effective Amendment No. 1 was filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2025 and amends a registration statement on Form F-3 filed on March 3, 2025. It registers, among other securities, Senior Debt Securities, including up to US$75,000,000,000 aggregate principal amount of the Bank’s Senior Medium-Term Notes, Series J and K (the Senior Medium-Term Notes, Series K, the “Notes”), to be issued from time to time pursuant to a prospectus supplement dated March 25, 2025 (the “Prospectus Supplement”) to the prospectus dated March 25, 2025 forming a part of the Pre-Effective Amendment No. 1 (the “Prospectus”) and the Indenture dated as of January 25, 2010 between the Bank and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee, as supplemented by the first supplemental indenture thereto, dated as of September 23, 2018, between the Bank and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee, and the fourth supplemental indenture thereto, dated as of March 25, 2025, among the Bank, The Bank of New York Mellon, as trustee with respect to the Notes, and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association.

We hereby consent to any reference to us, in our capacity as special Canadian tax counsel to the Bank, or any opinion of ours delivered in that capacity in a prospectus supplement, product supplement or pricing supplement relating to the offer and sale of any particular Note or Notes prepared and filed by the Bank with the Commission on this date or a future date.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Torys LLP